Exhibit 10.6

NILT TRUST,

as Transferor,

and

NISSAN AUTO LEASING LLC II,

as Transferee

SUBI CERTIFICATE

TRANSFER AGREEMENT

Dated as of January 27, 2020

Schedule I         Perfection Representations, Warranties and Covenants

-i-

SUBI CERTIFICATE TRANSFER AGREEMENT

This SUBI Certificate Transfer Agreement, dated as of January 27, 2020 (this “Agreement”), is between NILT Trust, a Delaware statutory trust (“NILT Trust”), as transferor (the “Transferor”), and Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as transferee (the “Transferee”).

RECITALS

A. Nissan-Infiniti LT (the “Titling Trust”) is a Delaware statutory trust governed by the Amended and Restated Trust and Servicing Agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), by and among, NILT Trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), as servicer (the “Servicer”), Wilmington Trust Company, a Delaware corporation with trust powers, as Delaware trustee (the “Delaware Trustee”), NILT, Inc., a Delaware corporation, as trustee (the “Titling Trustee”), and U.S. Bank National Association, a national banking association (“U.S. Bank”), as trust agent (the “Trust Agent”);

B. Pursuant to the Titling Trust Agreement, the purposes of the Titling Trust include taking assignments and conveyances of and holding in trust various assets (the “Trust Assets”);

C. The Grantor, the UTI Beneficiary, the Servicer, the Titling Trustee, the Delaware Trustee and the Trust Agent are entering into the 2020-A SUBI Supplement, dated as of January 27, 2020 (the “2020-A SUBI Supplement”, and together with the Titling Trust Agreement, the “SUBI Trust Agreement”), to (i) establish a special unit of beneficial interest (the “2020-A SUBI”), and (ii) identify and allocate certain Trust Assets to the 2020-A SUBI;

D. Pursuant to the SUBI Trust Agreement a separate portfolio of leases (the “2020-A Leases”), the vehicles that are leased under the 2020-A Leases (the “2020-A Vehicles”), and certain other related Trust Assets have been allocated to the 2020-A SUBI;

E. The Titling Trust has issued a certificate evidencing a 100% beneficial interest in the 2020-A SUBI (the “2020-A SUBI Certificate”) to the Transferor;

F. The Transferor and the Transferee desire to provide for the sale, transfer and assignment by the Transferor to the Transferee, without recourse, of all of the Transferor’s right, title and interest in and to the 2020-A SUBI Certificate; and

G. Immediately after the transfer and assignment of the 2020-A SUBI Certificate to the Transferee, the Transferee shall sell, transfer, and assign all of its right, title and interest in the 2020-A SUBI Certificate to Nissan Auto Lease Trust 2020-A, as issuer (the “Issuing Entity”) in connection with a securitization.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Agreement of Definitions, dated as of January 27, 2020, among the Issuing Entity, NILT Trust, as Grantor, UTI Beneficiary and Transferor, the Titling Trust, NMAC, in its individual capacity, as Servicer and as administrative agent (in such capacity, the “Administrative Agent”), NALL II, the Titling Trustee, the Delaware Trustee, Wilmington Trust, National Association, a national banking association with trust powers, as owner trustee (in such capacity, the “Owner Trustee”), the Trust Agent, and U.S. Bank National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).

Section 1.02 Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article One” or “Section 1.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the SUBI Trust Agreement include only such items as related to the 2020-A SUBI and the Titling Trust, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, (xi) the phrase “Titling Trustee on behalf of the Trust,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust, and (xii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

ARTICLE TWO

TRANSFER OF 2020-A SUBI CERTIFICATE

Section 2.01 Transfer of 2020-A SUBI Certificate.

In consideration of the Transferee delivering (or causing to be delivered) to, or upon the order of, the Transferor of $248,539,779.14 (the “Transfer Price”) of which an amount agreed to by the Transferee and the Transferor shall be paid to the Transferor in cash by federal wire transfer (same day) funds, and to the extent not paid in cash by the Transferee, the remainder of the Transfer Price shall constitute a capital contribution from

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NMAC to the Transferee, the Transferor hereby absolutely sells, transfers, assigns and otherwise conveys to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the Transferor’s right, title and interest in and to the following (collectively, the “Assets”):

(i) the 2020-A SUBI Certificate and the interest in the 2020-A SUBI represented thereby, including all monies due and paid or to become due and paid or payable thereon or in respect thereof after the Cutoff Date;

(ii) all of the Transferor’s rights and benefits as holder of the 2020-A SUBI Certificate under the Servicing Agreement and the SUBI Trust Agreement;

(iii) the right to realize upon any property that underlies or may be deemed to secure the interest in the 2020-A SUBI represented by the 2020-A SUBI Certificate, as granted in the 2020-A SUBI Supplement and in the 2020-A SUBI Certificate;

(iv) all general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, securities accounts, investment property, financial assets, goods, letters of credit, letters of credit rights, advices of credit and uncertificated securities, and other property consisting of, arising from, or relating or credited to the foregoing; and

(v) all cash and non-cash proceeds of all of the foregoing.

Section 2.02 True Sale. The parties hereto intend that the sale, transfer, and assignment of the Assets constitutes a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Transferor’s estate in the event that the Transferor becomes a debtor in a case under any bankruptcy law. To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing (i) it is intended by the Transferor and the Transferee that the interest conveyed constitutes a grant of a security interest under the UCC as in effect in the State of Delaware by the Transferor to the Transferee to secure the Transfer Price to the Transferor, which security interest shall be perfected and of a first priority, (ii) the Transferor hereby grants to the Transferee a security interest in all of its right, title, and privilege and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a “security agreement” under all applicable laws, and (iii) the possession by the Transferee or its agent of the 2020-A SUBI Certificate shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction.

Section 2.03 Representations and Warranties of the Transferor and the Transferee.

(a) The Transferor hereby represents and warrants to the Transferee as of the date of this Agreement and the Closing Date that:

(i) Organization and Good Standing. The Transferor is duly formed, validly existing, and in good standing under the laws of the state of its formation, and has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

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(ii) Due Qualification. The Transferor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval, or qualification would not have a Material Adverse Effect on the Transferor.

(iii) Power and Authority. The Transferor has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferor by all necessary acts.

(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery, and performance by the Transferor of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Transferor’s governing documents, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Transferor, any order, rule, or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(a)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the Transferor.

(vi) No Proceedings. There are no proceedings in which the Transferor has been served or, to the knowledge of the Transferor, proceedings or investigations that are pending or threatened, in each case against the Transferor, before any court, regulatory body, administrative agency or other tribunal, or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement.

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(vii) Title to 2020-A SUBI Certificate. Immediately prior to the transfer of the 2020-A SUBI Certificate pursuant to this Agreement, the Transferor (A) is the true and lawful owner of the 2020-A SUBI Certificate and has the legal right to transfer the 2020-A SUBI Certificate, (B) has good and valid title to the 2020-A SUBI Certificate and the 2020-A SUBI Certificate is on the date hereof free and clear of all Liens, and (C) will convey good, valid, and indefeasible title to the 2020-A SUBI Certificate to the Transferee under this Agreement.

(b) Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I, (ii) shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I, and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

(c) The Transferee hereby represents and warrants to the Transferor as of the date of this Agreement and the Closing Date that:

(i) Organization and Good Standing. The Transferee is duly organized, validly existing, and in good standing under the laws of the state of its formation, has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, the authority and the legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferee is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a Material Adverse Effect on the Transferee.

(iii) Power and Authority. The Transferee has the power and the authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Transferee by all necessary acts.

(iv) Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

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(v) No Violation. The execution, delivery, and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing documents of the Transferee, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, or other instrument to which the Transferee is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Transferee, any order, rule, or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Transferee or any of its properties, except, in the case of clauses (B), (C), (D) and (E) of this Section 2.03(c)(v), to the extent it would not reasonably be likely to have a Material Adverse Effect on the Transferee.

(vi) No Proceedings. There are no proceedings in which the Transferee has been served or, to the knowledge of the Transferee, proceedings or investigations that are pending or threatened, in each case against the Transferee, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.

(d) The representations and warranties set forth in this Section shall survive the sale of the Assets by the Transferor to the Transferee, the sale of the Assets by the Transferee to the Issuing Entity and the pledge and grant of a security interest in the Assets by the Issuing Entity to the Indenture Trustee (for the benefit of the Noteholders) pursuant to the Indenture. Upon discovery by the Transferor or the Transferee, or upon a Responsible Officer of the Indenture Trustee having actual knowledge of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.04 Financing Statement and Books and Records.

(a) In connection with the conveyance of the Assets hereunder, the Transferor agrees that on or prior to the Closing Date it will deliver to or at the direction of the Transferee, with all requisite endorsements, the 2020-A SUBI Certificate and will file on or within ten days after the Closing Date, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect,

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preserve, maintain and protect the interest of the Transferee in the Assets (to the extent such security interest can be perfected by the filing of a financing statement), and the proceeds thereof to the Transferor (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section 2.04, consist of telephone confirmation of such filings with the file stamped copy of each such filing to be provided to the Transferee in due course), as soon as is practicable after receipt by the Transferor thereof.

(b) The Transferor further agrees that it will take no actions inconsistent with the Transferee’s ownership of the Assets and on or prior to the Closing Date indicate on its books, records, and statements that the Assets have been sold to the Transferee.

Section 2.05 Acceptance by the Transferee. The Transferee agrees to comply with all covenants and restrictions applicable to a Holder of the 2020-A SUBI Certificate and the interest in the 2020-A SUBI represented thereby, whether set forth in the 2020-A SUBI Certificate, in the SUBI Trust Agreement, or otherwise, and assumes all obligations and liabilities, if any, associated therewith.

Section 2.06 Release of Claims. Pursuant to Section 3.04(b) of the Titling Trust Agreement (as amended by Section 12.07 of the 2020-A SUBI Supplement) and Section 12.02(b) of the 2020-A SUBI Supplement, the Transferee hereby covenants and agrees for the express benefit of each holder from time to time of a UTI Certificate and any other SUBI Certificate that the Transferee shall release all claims to the UTI Assets and the related Other SUBI Assets, respectively, and, in the event such release is not given effect, to subordinate fully all claims it may be deemed to have against the UTI Assets or such Other SUBI Assets, as the case may be.

ARTICLE THREE

MISCELLANEOUS

Section 3.01 Amendment.

(a) Any term or provision of this Agreement may be amended by the parties hereto, without the consent of any other Person; provided, that (i) either (A) any amendment that materially and adversely affects the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class, or (B) such amendment shall not materially and adversely affect the Noteholders, and (ii) any amendment that adversely affects the interests of the Trust Certificateholder, the Indenture Trustee or the Owner Trustee shall require the prior written consent of each Person whose interests are adversely affected. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) NALL II delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment shall not materially and adversely affect the Noteholders. The consent of the Trust Certificateholder or the Owner Trustee shall be deemed to have been given if NALL II does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

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(b) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such matter before giving effect to such amendment.

(c) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(d) Prior to the execution of any amendment to this Agreement, NALL II shall provide each Rating Agency, the Trust Certificateholder, the Transferor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, NALL II shall furnish a copy of such amendment to each Rating Agency, the Trust Certificateholder, the Indenture Trustee and the Owner Trustee. Any such notice to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such notice has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

(e) Neither U.S. Bank, as trustee of NILT Trust, nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Transferee shall cause to be delivered to a Responsible Officer of U.S. Bank, as trustee of NILT Trust, and the Indenture Trustee an Officer’s Certificate to that effect, and U.S. Bank, as trustee of NILT Trust, and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Transferee that a Rating Agency Condition has been satisfied with respect to such amendment.

Section 3.02 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 3.03 Severability. If one or more of the covenants, agreements, or provisions of this Agreement shall be, for any reason whatever, held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements, and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements, and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

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Section 3.04 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

The Transferor acknowledges and agrees that (a) (i) the Transferee may, pursuant to the Trust SUBI Certificate Transfer Agreement, transfer and assign the 2020-A SUBI and the 2020-A SUBI Assets represented thereby and assign its rights under this Agreement to the Issuing Entity, and (ii) the representation, warranties and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Issuing Entity, and (b) the Issuing Entity may, pursuant to the Indenture, pledge and grant a security interest in the 2020-A SUBI and the 2020-A SUBI Assets represented thereby and assign the Transferee’s rights under this Agreement to the Indenture Trustee, and (ii) the representation, warranties, and covenants contained in this Agreement and the rights of the Transferee under this Agreement are intended to benefit the Indenture Trustee (for the benefit of the holders of the Notes). The Transferor hereby consents to all such transfers, assignments, pledges and grants.

Section 3.05 Headings. The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Section 3.07 Further Assurances. Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested, in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 3.08 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and each Holder of the 2020-A SUBI Certificate and each Registered Pledgee, who shall be considered third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 3.09 No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Transferor, the Titling Trustee, the Titling Trust, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

This Section shall survive the complete or partial termination of this Agreement, the resignation or removal of the Titling Trustee and the complete or partial resignation or removal of the Servicer.

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Section 3.10 No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank, not individually or personally, but solely as trustee of NILT Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings, and agreements herein made on the part of the Transferor, as it relates to NILT Trust, is made and intended not as personal representations, undertakings, and agreements by U.S. Bank, but is made and intended for the purpose of binding only NILT Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank, individually or personally, to perform any covenant, either expressed or implied, contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall U.S. Bank be personally liable for the payment of any indebtedness or expenses of NILT Trust under this Agreement or any other related documents.

Section 3.11 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by telecopier or electronically by email (if an email address is provided), and addressed in each case as follows: (i) if to the Transferor, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer; (ii) if to the Indenture Trustee, at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (telecopier no. (312) 332-7493) (email: brian.kozack@usbank.com), Attention: Nissan Auto Lease Trust 2020-A; (iii) if to the Owner Trustee, at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890 (telecopier no. (302) 636-4140) (email: DCostello@wilmingtontrust.com), Attention: Corporate Trust Administration; (iv) if to the Transferee, at One Nissan Way, Franklin, Tennessee, 37067 (e-mail: doug.gwin@nissan-usa.com), Attention: Treasurer; (v) if to Moody’s, to Moody’s Investors Services, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 (telecopier no. (212) 553-7820) (email: ServicerReports@Moodys.com), Attention: ABS Monitoring Department; (vi) if to S&P, to S&P Global Ratings, 55 Water Street, New York, New York, 10041 (email: servicer_reports@spglobal.com); or (vii) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NILT TRUST, as Transferor

By:	U.S. BANK NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

NISSAN AUTO LEASING LLC II, as Transferee

By:	/s/ Victor Pausin
Name:	Victor Pausin
Title:	Treasurer

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SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the SUBI Certificate Transfer Agreement, NILT Trust (“NILT Trust”), as transferor, hereby represents, warrants, and covenants to the Nissan Auto Leasing LLC II (“NALL II”), as transferee, as follows on the Closing Date:

1. The SUBI Certificate Transfer Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the 2020-A SUBI Certificate in favor of NALL II, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from NILT Trust.

2. The 2020-A SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security” or “tangible chattel paper,” within the meaning of the applicable UCC.

3. NILT Trust owns and has good and marketable title to the 2020-A SUBI Certificate free and clear of any Liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

4. NILT Trust has received all consents and approvals to the sale of the 2020-A SUBI Certificate hereunder to NALL II required by the terms of the 2020-A SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.

5. NILT Trust has received all consents and approvals required by the terms of the 2020-A SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to NALL II of its interest and rights in the 2020-A SUBI Certificate hereunder.

6. NILT Trust has caused or will have caused, within ten days after the effective date of the SUBI Certificate Transfer Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the 2020-A SUBI Certificate from NILT Trust to NALL II and the security interest in the 2020-A SUBI Certificate (to the extent such security interest can be perfected by the filing of a financing statement) granted to NALL II hereunder.

7. To the extent that the 2020-A SUBI Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to NALL II.

(NALT 2020-A SUBI Certificate Transfer Agreement)

8. Other than the transfer of the 2020-A SUBI Certificate from NILT Trust to NALL II under the SUBI Certificate Transfer Agreement and from NALL II to the Issuing Entity under the Trust SUBI Certificate Transfer Agreement and the security interest granted to the Indenture Trustee pursuant to the Indenture, NILT Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the 2020-A SUBI Certificate. NILT Trust has not authorized the filing of, nor is aware of, any financing statements against NILT Trust that include a description of collateral covering the 2020-A SUBI Certificate other than any financing statement relating to any security interest granted pursuant to the Basic Documents or that has been terminated.

9. No instrument or tangible chattel paper that constitutes or evidences the 2020-A SUBI Certificate has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

(NALT 2020-A SUBI Certificate Transfer Agreement)